   As filed with the Securities and Exchange Commission on December 19, 1996

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              ____________________

                             DOUBLETREE CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                          86-0762415
 (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                      Identification No.)

                              ____________________

                        410 North 44th Street, Suite 700
                            Phoenix, Arizona  85008
                                (602) 2220-6666
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ____________________

          The 1994 Equity Participation Plan of Doubletree Corporation
                              (Full title of Plan)
                              ____________________

                                    Copy to:
DAVID L. STIVERS                             KIMBERLY L. WILKINSON
Senior Vice President,                       Latham & Watkins
General Counsel and Secretary                505 Montgomery Street, Suite 1900
Doubletree Corporation                       San Francisco, California  94111
410 North 44th Street, Suite 700             (415) 391-0600
Phoenix, Arizona 85008
(602) 220-6666

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

=============================================================================================================
                                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
                                                                                PROPOSED           PROPOSED
                                                                                 MAXIMUM           MAXIMUM
TITLE OF EACH CLASS                       AMOUNT            OFFERING            AGGREGATE         AMOUNT OF
  OF SECURITIES                            TO BE            PRICE PER           OFFERING         REGISTRATION
 TO BE REGISTERED                      REGISTERED (1)       SHARE (2)           PRICE (2)            FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value.......... 1,300,000 Shares     $51,675,000          $39.75           $15,660.00
=============================================================================================================

(1) The 1994 Equity Participation Plan (the "Plan") authorizes the issuance of a maximum of 3,300,000 shares of Common Stock, $.01 par value (the "Common Stock") of Doubletree Corporation (the "Company") upon the exercise of options, stock appreciation rights and other awards, 1,300,000 of which are being registered hereunder. The remaining 2,000,000 shares were registered on a Registration Statement on Form S-8 filed on May 15, 1995 (File No. 33-92354) with the Securities and Exchange Commission (the "Commission"). No options, stock appreciation rights,or other awards have been granted with respect to the 1,300,000 shares being registered hereunder.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Act"). The Proposed Maximum Offering Price Per Share is the average of the high and low prices of the Common Stock as listed on the Nasdaq National Market on December 13, 1996 (which were $40.00 and $39.50, respectively).
===============================================================================


      Proposed sale to take place as soon after the effective date of the

    Registration Statement as options granted under the Plan are exercised.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF PRIOR REGISTRATION STATEMENT
---------------------------------------------

By Registration Statement on Form S-8 filed with the Commission on May 15, 1995 (File No. 33-92354) (the "Prior Registration Statement"), Doubletree Corporation, a Delaware corporation (the "Company"), previously registered 2,000,000 shares of Common Stock of the Company which have been reserved for issuance. The contents of the Prior Registration Statement are incorporated herein by reference to the extent not modified or superseded hereby by any subsequently filed document which is incorporated by reference herein.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                 The following documents which have been filed with the Commission by Company are hereby incorporated by reference in this Registration
Statement:

                 1. The Company's Registration Statement on Form S-3 (Registration No. 333-4256) filed with the Commission on May 6, 1996 which contains audited financial statements for the Company's fiscal year ended December 31, 1995;

                 2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

                 3. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the audited financial statements contained in the registration document referred to in 1 above; and

                 4. The description of the Company's Common Stock contained in the Form 8-A Registration Statement used to register the Common Stock and filed with the Commission (file No. 0-24392), which was declared effective by the Commission on July 1, 1994, including any subsequently filed amendments and reports updating such description.

                 In addition to the foregoing documents, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS

                 The following exhibits are included as part of this Registration Statement:

EXHIBIT
NUMBER           DESCRIPTION OF EXHIBIT
-------          ----------------------

 5               Opinion of Latham & Watkins.

10(a)*           The 1994 Equity Participation Plan of Doubletree Corporation.

10(b)* First Amendment to The 1994 Equity Participation Plan of Doubletree Corporation.

10(c) Second Amendment to The 1994 Equity Participation Plan of Doubletree Corporation.

23(a)            Consent of KPMG Peat Marwick LLP.

23(b)            Consent of Latham & Watkins (included in Exhibit 5).

24               Powers of Attorney.
-----------

* Incorporated by reference to the Company's Registration on Form S-8 (File No. 33-92354), filed with the Commission on May 15, 1995.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 31st day of October 1996.

                                            DOUBLETREE CORPORATION,
                                            a Delaware corporation



                                            By:        *
                                                ------------------------------
                                                Richard J. Ferris
                                                Co-Chairman of the Board


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities indicated on October 31, 1996.

         SIGNATURE                                         TITLE
         ---------                                         -----


            *                                     Co-Chairman of the Board
--------------------------------                        and Director
     Richard J. Ferris                          (Principal Executive Officer)

            *                                     Co-Chairmen of the Board and
--------------------------------                           Director
     Peter V. Ueberroth

  /s/ WILLIAM L. PEROCCHI                      Executive Vice President, Chief
--------------------------------               Financial Officer and Treasurer
      William L. Perocchi                         (Principal Financial and
                                                     Accounting Officer)

            *                                              Director
--------------------------------
    William R. Fatt

            *                                              Director
--------------------------------
       Dale F. Frey

            *                                              Director
--------------------------------
     Ronald K. Gamey

            *                                              Director
--------------------------------
   Richard M. Kelleher

            *                                              Director
-------------------------------
    Norman B. Leventhal

            *                                              Director
-------------------------------
      John H. Myers

BY:   /s/ DAVID L. STIVERS
   ----------------------------
          David L. Stivers
        As Attorney-in-fact

                               INDEX TO EXHIBITS


EXHIBIT     DESCRIPTION OF EXHIBIT
-------     ----------------------
 5          Opinion of Latham & Watkins.

10(a)*      The 1994 Equity Participation Plan of Doubletree Corporation.

10(b)* First Amendment to The 1994 Equity Participation Plan of Doubletree Corporation.

10(c) Second Amendment to The 1994 Equity Participation Plan of Doubletree Corporation.

23(a)       Consent of KPMG Peat Marwick LLP.

23(b)       Consent of Latham & Watkins (included in Exhibit 5).

24          Powers of Attorney.
---------
* Incorporated by reference to the Company's Registration on Form S-8 (File No. 33-92354), filed with the Commission on May 15, 1995.